UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 12)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-10-7
(CUSIP Number)

ARNOLD L. WADLER
Senior Vice President, Secretary and
General Counsel, Metromedia, Inc.
One Harmon Plaza, Secaucus, New Jersey 07094
Tel. No: (201) 348-3244
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

Not applicable
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement ___. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                     (Continued on following page(s))

This Amendment No. 1 supplements the Schedule 13D filed on
June 2, 1986 by John W. Kluge and Metromedia, Inc. in the following respect only (capitalized terms used herein shall have the meaning ascribed to such terms in the Sched-ule 13D):


Item 5.  Interest in Securities of the Issuer.

          Stuart Subotnick, the Executive Vice President and a Director of Metromedia, Inc., is the beneficial owner of 10,000 shares of Orion Common Stock, which he acquired more than 60 days prior to May 22, 1986. Mr. Subotnick has the sole power to vote and to dispose of such shares.


                          SIGNATURE

          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.



Dated:  June 12, 1986
                              Stuart Subotnick
                              Executive Vice President
                              Metromedia, Inc.



          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.



Dated:  June 12, 1986
                              John W. Kluge

This Amendment No. 1 supplements the Schedule 13D filed on
June 2, 1986 by John W. Kluge and Metromedia, Inc. in the following respect only (capitalized terms used herein shall have the meaning ascribed to such terms in the Sched-ule 13D):


Item 5.  Interest in Securities of the Issuer.

          Paragraph 5(a) is hereby amended by adding thereto the following sentence:

          The wife of Stuart Subotnick, the Executive Vice President and a Director of Metromedia, Inc., owns 10,000 shares of Orion Common Stock, which were purchased more than 60 days prior to May 22, 1986; Mr. Subotnick disclaims beneficial ownership of such shares.


                          SIGNATURE

          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.



Dated:  August 29, 1986       /s/ Stuart Subotnick
                              Stuart Subotnick
                              Executive Vice President
                              Metromedia, Inc.



          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.



Dated:  August 29, 1986       /s/ John W. Kluge
                              John W. Kluge